Exhibit 99.1

INAP Reports Fourth Quarter 2018 Financial Results

-	Full Year 2018 Results
o	Revenue of $317.4 Million, Increased 13.1% Year-over-Year
o	INAP Completed Two Transactions in 2018: Acquisition of SingleHop to Upgrade Managed Services Offering; and a New Flagship Data Center in Phoenix
o	GAAP Net Loss Attributable to INAP Shareholders of $(62.5) Million, or $(3.01) Per Share
o	Adjusted EBITDA of $111.3 Million, Increased 20.7% Year-over-Year; Continued Adjusted EBITDA Margin Expansion of 220 basis points from 32.9% to 35.1% for the full year
o	Cash Flow from Operations of $34.6 Million, Capital Expenditures of $41.8 Million
o	INAP Completes Transformative 2-Year Data Center Portfolio Rationalization and Enhancement

-	Fourth Quarter 2018 Results
o	Revenue of $78.2 Million, Increased 11.7% Year-over-Year, Included Accelerating Planned Data Center Closures to Accomplish Completion by end of 2018
o	GAAP Net Loss Attributable to INAP Shareholders of $(19.4) Million, or $(0.82) Per Share
o	Adjusted EBITDA of $27.9 Million, up 14.6% Year-over-Year, Exiting Fourth Quarter at 35.7% Adjusted EBITDA Margin
o	Cash Flow from Operations of $5.4 Million, Capital Expenditures of $12.4 Million

-	Management Provides Updated 2019 Guidance
o	Revenue of $320 million to $330 million
o	Net Loss of $(37) Million to $(47) Million
o	Adjusted EBITDA of $120 Million to $130 Million
o	Capital Expenditures of $40 Million to $50 Million

RESTON, VA - (March 14, 2019) Internap  Corporation (NASDAQ: INAP), a leading-edge provider of high-performance data center and cloud solutions with global network connectivity, announced today financial results for the fourth quarter of 2018.

“We accomplished our priority objectives to create INAP 2.0 by year-end 2018. Revenue is stabilized with organic growth traction in key areas,” stated Peter D. Aquino, President and Chief Executive Officer. “We completed the majority of our infrastructure portfolio optimization, which improved our margins, and reshaped our data center footprint. Our sales team is focused on driving increased productivity in our best INAP flagship markets. We are beginning the next chapter by actively engaging in  strategic initiatives to gain scale and further transform INAP into one of the largest multi-service internet infrastructure providers. We are now positioned to compete over the long term in a broad addressable market where demand for our products and services is growing rapidly.”

Revenue

2018 results include SingleHop LLC (“SingleHop”) operations beginning March 1, 2018, and are therefore not comparable to prior periods.

•
Total company revenue was $78.2 million in the fourth quarter of 2018, a decrease of 5.7% sequentially, and an increase of 11.7% year-over-year. The sequential decrease was due to six planned data center closures in 2018 and whose impacts accelerated late in the third and beginning of the fourth quarter. The Company migrated numerous customers to INAP flagship facilities during the second half of 2018 and retaining approximately half of the revenue, while eliminating approximately $10.0 million annually in lease cash payments. The net result is a positive impact on future profitability. The decline was also due to the accumulated year-to-date effect of accounting adjustments resulting from year end true-ups, lower non-recurring revenue and slightly higher churn from the base of continuing assets. The increase year-over-year was partly due to the acquisition of SingleHop and the initiation of organic growth contributed by the new salesforce.

Beginning with the first quarter of 2018, INAP redefined its segment reporting by geography into INAP US and INAP INTL.

o
INAP US revenue totaled $61.4 million in the fourth quarter of 2018, a decrease of 6.6% sequentially and an increase of 15.3% year-over-year. The sequential decrease was due to six planned data center closures that accelerated into the fourth quarter, as discussed above. The decline was also due to the accumulated year-to-date effect of accounting adjustments resulting from year end true-ups, lower non-recurring revenue and slightly higher churn from the base of continuing assets. The increase year-over-year was partly due to the acquisition of SingleHop and the beginning of organic growth contributed by the new salesforce.

o
INAP INTL revenue was $16.9 million in the fourth quarter of 2018, a decrease of 2.4% sequentially and flat year-over-year. The decrease sequentially was primarily due to a slight decline in small business revenue.

Fourth Quarter 2018 Financial Summary

($ in thousands)	4Q 2018	3Q 2018	4Q 2017	QoQ Growth	YoY Growth

Net Revenues	$78,238	$82,972	$70,035	(5.7)%	11.7%
Operating Costs and Expenses	$77,263	$80,798	$64,432	(4.4)%	19.9%
Depreciation and Amortization	$23,579	$23,431	$17,397	0.6%	35.5%
Exit Activities, Restructuring and Impairments	$2,266	$2,347	$(148)	(3.5)%	(1631.1)%
All Other Operating Costs and Expenses	$51,418	$55,020	$47,183	(6.5)%	9.0%
GAAP Net Loss Attributable to INAP Shareholders	$(19,411)	$(15,106)	$(6,934)	28.5%	179.9%
GAAP Net Loss Margin	(24.8)%	(18.2)%	(9.9)%

Minus Stock-Based Compensation and Other Items	$3,426	$3,872	$1,393	(11.5)%	145.9%
Normalized Net Loss[2]	$(15,985)	$(11,234)	$(5,541)	42.3%	188.5%

Adjusted EBITDA[1]	$27,919	$29,386	$24,363	(5.0)%	14.6%
Adjusted EBITDA Margin[1]	35.7%	35.4%	34.8%

Capital Expenditures (CapEx)	$12,376	$12,003	$12,616	3.1%	(1.9)%
Adjusted EBITDA less CapEx[1]	$15,543	$17,383	$11,747	(10.6)%	32.3%

Net Loss, Normalized Net Loss, Adjusted EBITDA and Business Unit Contribution

•
GAAP net loss attributable to INAP shareholders was $(19.4) million, or $(0.82) per share in the fourth quarter of 2018 compared with $(15.1) million, or $(0.75) per share in the third quarter of 2018. GAAP net loss in fourth quarter of 2017 was $(6.9) million.

•	Normalized net loss was $(16.0) million in the fourth quarter of 2018 compared with $(11.2) million in the third quarter of 2018 and $(5.5) million in the fourth quarter of 2017.

•
Adjusted EBITDA totaled $27.9 million in the fourth quarter of 2018, a decrease of 5.0% compared with $29.4 million in the third quarter of 2018, and a 14.6% increase compared with $24.4 million in the fourth quarter of 2017. Adjusted EBITDA margin was 35.7% in the fourth quarter, up 30 basis points compared to 35.4% in the third quarter, and up 90 basis points compared to 34.8% in fourth quarter of 2017. The sequential decline of $1.5 million in Adjusted EBITDA is primarily related to the accumulated year-to-date effect of accounting adjustments resulting from year end true-ups. The remaining modest decrease was due in part to the six planned data center closures whose financial impact was accelerated in the fourth quarter.

Business Unit Contribution3 - INAP US and INAP INTL business unit contribution for fourth quarter of 2018 is as follows:

INAP US, includes Colocation, Cloud, and Network Services. Cloud contains AgileCloud, Managed Hosting, and SingleHop businesses.

o
INAP US business unit contribution was $27.8 million in the fourth quarter, a 6.7% decrease compared to the third quarter of 2018 and a 21.0% increase from the fourth quarter of 2017. As a percent of revenue, INAP US business unit contribution margin was stable at 45.3% in the fourth quarter of 2018, and up 210 basis points year-over-year.

INAP INTL, includes Colocation, Cloud, and Network Services. Cloud contains AgileCloud, Managed Hosting, Ubersmith, iWeb, and SingleHop.

o
INAP INTL business unit contribution was $6.2 million in the fourth quarter of 2018, a 7.2% increase compared with the third quarter of 2018 and a 1.3% decrease from the fourth quarter of 2017. As a percent of revenue, INAP INTL business unit contribution margin was 36.9% in the fourth quarter of 2018, up 330 basis points sequentially and down 70 basis points year-over-year. INAP INTL business contribution increased sequentially due to lower network cost and was down slightly year-over-year due to lower iWeb contribution margins.

“Management has aggressively pursued initiatives that improve financial performance and our overall cost structure,” said Jim Keeley, Chief Financial Officer. “Our goal by the end of 2018 was to accelerate our projects to get to the new baseline with an integrated organization that can more quickly process sales orders from quote to cash. In addition, we have made investments in customer care and systems to upgrade the overall customer experience, and we expect our teams to leverage these investments into greater productivity in 2019.”

Balance Sheet and Cash Flow Statement

•
Cash and cash equivalents were $17.8 million at December 31, 2018. Total debt was $687.1 million, net of discount and prepaid costs, at the end of the fourth quarter of 2018, including $271.5 million in capital lease obligations. The Company has $30.7 million availability on its revolver, net of $4.3 million of letters of credit, adding significant liquidity, primarily due to the Company’s recent equity raise in the fourth quarter. In October 2018, the Company closed a public offering of common stock and received net proceeds of approximately $37.1 million.

•
Cash generated from operations for the three months ended December 31, 2018 was $5.4 million compared to $10.3 million in third quarter of 2018, and $13.8 million in the fourth quarter of 2017. Capital expenditures over the same periods were $12.4 million, compared to $12.0 million and $12.6 million, respectively. Adjusted EBITDA less CapEx[1] was $15.5 million, compared to $17.4 million in third quarter of 2018 and $11.7 million in fourth quarter of 2017. Free cash flow[4] over the same periods was $(7.0) million, compared to $(1.7) million and $1.2 million, respectively. Unlevered free cash flow[4] was $9.0 million for the fourth quarter of 2018, compared to $14.1 million in third quarter of 2018 and $13.0 million in fourth quarter of 2017.

Business Outlook

INAP's outlook for 2019, as noted above, includes projected full-year results for the acquired SingleHop operations. In addition, management is expecting that opportunistic/strategic tuck-ins, consistent with the 2018 addition of SingleHop and a new Tier III data center facility in Phoenix, will contribute to the Company’s results. INAP’s business outlook for 2019 is shown in the table below.

Full-Year 2019 Expected Range

Revenue	$320 million - $330 million
Adjusted EBITDA (non-GAAP)	$120 million - $130 million
Capital Expenditures	$40 million - $50 million

1.
Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less CapEx are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP information and non-GAAP information related to Adjusted EBITDA and Adjusted EBITDA margin are contained in the table entitled “Reconciliation of GAAP Net Loss Attributable to INAP Shareholders to Adjusted EBITDA” and “Reconciliation of Forward Looking GAAP Net Loss Attributable to INAP Shareholders to Adjusted EBITDA.” Adjusted EBITDA margin is Adjusted EBITDA as a percentage of revenue. A reconciliation between GAAP information and non-GAAP information related to Adjusted EBITDA less CapEx is contained in the table entitled “Reconciliation of GAAP Net Cash Flows provided by Operating Activities to Adjusted EBITDA less CapEx."

2.
Normalized net loss is a non-GAAP financial measure which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP information and non-GAAP information related to normalized net loss are contained in the table entitled “Reconciliation of GAAP Net Loss Attributable to INAP Shareholders to Normalized Net Loss to INAP Shareholders.”

3.
Business unit contribution and business unit contribution margin are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to business unit contribution and business unit contribution margin are contained in the table entitled “Business Unit Contribution and Business Unit Contribution Margin” in the attachment. Business unit contribution margin is business unit contribution as a percentage of revenue.

4.
Free cash flow and unlevered free cash flow are non-GAAP financial measures which we define in the attachment to the press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to free cash flow and unlevered free cash flow are contained in the table entitled “Free Cash Flow and Unlevered Free Cash Flow.”

Conference Call Information

INAP's fourth quarter 2018 conference call will be held today at 8:30 a.m. ET. Listeners may connect to a simultaneous webcast of the call, which will include accompanying presentation slides, on the Investor Relations section of INAP’s web site at http://ir.inap.com/events-and-presentations.

The call can be accessed by dialing 877-334-0775. International callers should dial 631-291-4567. An online archive of the webcast will be archived in the Investor Relations section of the Company’s website. An audio-only telephonic replay will be accessible from Thursday, March 14, 2019 at 11:30 a.m. ET through Tuesday, March 19, 2019 at 11:30 a.m. by dialing 855-859-2056 using replay code 9587845. International callers can listen to the archived event at 404-537-3406 using the same code.

About INAP

Internap Corporation (NASDAQ: INAP) is a leading-edge provider of high-performance data center and cloud solutions with over 100 network Points of Presence worldwide. INAP’s full-spectrum portfolio of high-density colocation, managed cloud hosting and network solutions supports evolving IT infrastructure requirements for customers ranging from the Fortune 500 to emerging startups. INAP operates in 21 metropolitan markets, primarily in North America, with data centers connected by a low-latency, high-capacity fiber network. INAP has over one million gross square feet in its portfolio, with approximately 600,000 square feet of sellable data center space. For more information, visit www.INAP.com.

Forward-Looking Statements

Certain statements in this press release  contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding industry trends, our future financial position and performance, business strategy, revenues and expenses in future periods, projected levels of growth and other matters that do not relate strictly to historical facts. These statements are often identified by words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “forecasts,” “plans,” “intends,” “continue,” “could” or “should,” that an “opportunity” exists, that we are “positioned” for a particular result, statements regarding our vision or similar expressions or variations. These statements are based on the beliefs and expectations of our management team based on information available at the time such statements are made. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. Therefore, actual future results and trends may differ materially from what is forecast in such forward-looking statements due to a variety of factors, including, without limitation: our ability to drive growth while reducing costs; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to sell into new and existing data center space; the actual performance of our IT infrastructure services and our ability to improve operations; our ability to correctly forecast capital needs, demand and space utilization; our ability to respond successfully to technological change and the resulting competition; the geographic concentration of our data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; our ability to identify any suitable strategic transactions; our ability to realize anticipated revenue, growth, synergies and cost savings from the acquisition of SingleHop LLC (“SingleHop”); our ability to successfully integrate SingleHop’s sales, operations, technology, and products generally; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; the failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; our ability to protect our intellectual property; our substantial amount of indebtedness, our ability to raise additional capital when needed, on attractive terms, or at all, and our ability to service existing debt or maintain compliance with financial and other covenants contained in our credit agreement; our compliance with and changes in complex laws and regulations in the U.S. and internationally; our ability to attract and retain qualified management and other personnel; and volatility in the trading price of INAP common stock.

These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC and our other reports filed with the SEC could cause actual results to differ materially from those expressed or implied by forward-looking statements made by INAP or on our behalf.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements attributable to INAP or persons acting on our behalf are expressly qualified in their entirety by the foregoing forward-looking statements. All such statements speak only as of the date made, and INAP undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Investor Contacts
Richard Ramlall	Carolyn Capaccio/Jody Burfening
Chief Communications Officer INAP	LHA
404-302-9982	212-838-3777
ir@inap.com	inap@lhai.com

INTERNAP CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net revenues	$78,238	$70,035	$317,373	$280,718

Operating costs and expenses:
Cost of sales and services, exclusive of depreciation and amortization	25,382	25,798	107,262	106,217
Costs of customer support	8,305	6,122	32,517	25,757
Sales, general and administrative	17,731	15,263	75,356	62,728
Depreciation and amortization	23,579	17,397	90,676	74,993
Exit activities, restructuring and impairments	2,266	(148)	5,406	6,249
Total operating costs and expenses	77,263	64,432	311,217	275,944
Income from operations	975	5,603	6,156	4,774

Interest expense	20,346	12,895	68,132	50,476
(Gain) loss on foreign currency, net	(263)	40	(258)	525
Total non-operating expenses	20,083	12,935	67,874	51,001

Loss before income taxes and equity in earnings of equity-method investment	(19,108)	(7,332)	(61,718)	(46,227)
Provision (benefit) for income taxes	253	(436)	657	253
Equity in earnings of equity-method investment, net of taxes	-	-	-	(1,207)

Net loss	(19,361)	(6,896)	(62,375)	(45,273)
Less net income attributable to non-controlling interest	50	38	125	70
Net loss attributable to INAP shareholders	(19,411)	(6,934)	(62,500)	(45,343)

Other comprehensive (loss) income:
Foreign currency translation adjustment	235	9	259	23
Unrealized gain on foreign currency contracts	-	-	-	145
Total other comprehensive income	235	9	259	168

Comprehensive loss	$(19,176)	$(6,925)	$(62,241)	$(45,175)

Basic and diluted net loss per share	$(0.82)	$(0.35)	$(3.01)	$(2.39)

Weighted average shares outstanding used in computing basic and diluted net loss per share	23,606	20,025	20,732	18,993

INTERNAP CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)
(Unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$17,823	$14,603
Accounts receivable, net of allowance for doubtful accounts of $1,547 and $1,487, respectively	20,054	17,794
Contract assets	8,844	-
Prepaid expenses and other assets	7,377	8,673
Total current assets	54,098	41,070

Property and equipment, net	478,061	458,565
Intangible assets, net	73,042	25,666
Goodwill	116,217	50,209
Contract assets	16,104	-
Deposits and other assets	7,409	11,015
Total assets	$744,931	$586,525

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$23,435	$20,388
Accrued liabilities	15,540	15,908
Deferred revenues	8,022	4,861
Capital lease obligations	9,080	11,711
Revolving credit facility	-	5,000
Term loan, less discount and prepaid costs of $4,036 and $2,133, respectively	321	867
Exit activities and restructuring liability	2,526	4,152
Other current liabilities	1,063	1,707
Total current liabilities	59,987	64,594

Deferred revenues	511	4,761
Capital lease obligations	262,382	223,749
Term loan, less discount and prepaid costs of $9,508 and $7,655, respectively	415,278	287,845
Exit activities and restructuring liability	75	664
Deferred rent	957	1,310
Deferred tax liability	2,211	1,651
Other long-term liabilities	3,473	2,983
Total liabilities	$744,874	$587,557

INTERNAP CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)
(Unaudited)

	December 31, 2018	December 31, 2017
Commitments and contingencies
Stockholders' deficit:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	$-	$-
Common stock, $0.001 par value; 50,000 shares authorized; 25,455 and 20,804 shares issued and outstanding, respectively	25	21
Additional paid-in capital	1,368,968	1,327,084
Treasury stock, at cost, 330 and 293, respectively	(7,646)	(7,159)
Accumulated deficit	(1,363,019)	(1,323,723)
Accumulated items of other comprehensive loss	(1,065)	(1,324)
Total INAP stockholders’ deficit	(2,737)	(5,101)
Non-controlling interest	2,794	4,069
Total stockholders' deficit	57	(1,032)
Total liabilities and stockholders’ deficit	$744,931	$586,525

INTERNAP CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(62,375)	$(45,273)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	90,676	74,993
(Gain) loss on disposal of fixed asset	(115)	(353)
Impairments	-	503
Amortization of debt discount and issuance costs	3,874	2,519
Stock-based compensation expense, net of capitalized amount	4,678	3,040
Equity in earnings of equity-method investment	-	(1,207)
Provision for doubtful accounts	882	1,049
Non-cash change in capital lease obligations	2,640	520
Non-cash change in exit activities and restructuring liability	4,751	6,291
Non-cash change in deferred rent	(979)	(3,554)
Deferred taxes	262	355
Loss on extinguishment and modification of debt	-	6,785
Other, net	(10)	304
Changes in operating assets and liabilities:
Accounts receivable	(1,352)	(207)
Prepaid expenses, deposits and other assets	(1,232)	2,051
Accounts payable	1,339	(1,167)
Accrued and other liabilities	(1,583)	3,359
Deferred revenues	435	(1,297)
Exit activities and restructuring liability	(6,966)	(6,178)
Asset retirement obligation	(96)	(825)
Other liabilities	(257)	40
Net cash provided by operating activities	34,572	41,748

Cash Flows from Investing Activities:
Purchases of property and equipment	(38,298)	(35,714)
Proceeds from disposal of property and equipment	662	402
Business acquisition, net of cash acquired	(131,748)	3,838
Acquisition of non-controlling interests	(1,130)	-
Additions to acquired and developed technology	(3,523)	(735)
Net cash used in investing activities	$(174,037)	$(32,209)

INTERNAP CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2018	2017
Cash Flows from Financing Activities:
Proceeds from credit agreements	$148,500	$316,900
Proceeds from stock issuance, net	37,151	40,195
Principal payments on credit agreements	(23,251)	(339,900)
Debt issuance costs	(7,302)	(12,777)
Payments on capital lease obligations	(12,040)	(9,714)
Proceeds from exercise of stock options	-	421
Acquisition of common stock for income tax withholdings	(488)	(235)
Other, net	110	(345)
Net cash provided by (used in) financing activities	142,680	(5,455)
Effect of exchange rates on cash and cash equivalents	5	130
Net increase in cash and cash equivalents	3,220	4,214
Cash and cash equivalents at beginning of period	14,603	10,389
Cash and cash equivalents at end of period	$17,823	$14,603

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$60,329	$37,692
Non-cash acquisition of property and equipment under capital leases	43,909	189,679
Additions to property and equipment included in accounts payable	2,459	1,932

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this earnings press release includes additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less CapEx, normalized net loss, business unit contribution, business unit contribution margin, free cash flow and unlevered free cash flow. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures can be found below.

We define the following non-GAAP measures as follows:

•
Adjusted EBITDA is a non-GAAP measure and is GAAP net loss attributable to INAP shareholders plus depreciation and amortization, interest expense, provision (benefit) for income taxes, other (income) expense, (gain) loss on disposal of property and equipment, exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, acquisition costs and claim settlement.

•	Adjusted EBITDA margin is Adjusted EBITDA as a percentage of revenues.

•
Adjusted EBITDA less CapEx is Adjusted EBITDA less capital expenditures with Adjusted EBITDA for this non-GAAP measure defined as net cash flow provided by operating activities plus cash paid for interest, cash paid for income taxes, cash paid for exit activities and restructuring, cash paid for strategic alternatives and related costs, cash paid for organizational realignment costs and other working capital changes less capital expenditures.

•
Normalized net loss is GAAP net loss attributable to INAP shareholders plus exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives, realignment and related costs and acquisition costs.

•	Business unit contribution is business unit revenues less direct costs of sales and services, customer support, and sales and marketing, exclusive of depreciation and amortization.

•	Business unit contribution margin is business unit contribution as a percentage of business unit revenue.

•	Free cash flow is net cash flows provided by operating activities minus capital expenditures.

•	Unlevered free cash flow is free cash flow plus cash interest expense.

We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and (gain) loss on disposals of property and equipment, as well as restructuring and impairments, to calculate Adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our current ongoing operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that excluding interest expense, provision (benefit) for income taxes and other (income) expense from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding interest expense, provision (benefit) for income taxes and other (income) expense as important supplemental information useful to their understanding of our historical results and estimating our future results.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

We also believe that, in excluding the effects of interest expense, provision (benefit) for income taxes and other (income) expense, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

We believe that exit activities, restructuring and impairment charges, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, acquisition costs and claim settlement costs are unique costs, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our current ongoing operating results and trends. Management believes that investors consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss by providing normalized net loss, excluding the effect of exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, acquisition costs and claim settlement costs, in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons.

Adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, and should be viewed as a supplement to - not a substitute for - our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, Adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe Adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

•
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Our management uses Adjusted EBITDA:

•	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

•	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of business unit contribution and business unit contribution margin excludes depreciation and amortization in order to allow investors to see the business through the eyes of management.

We also have excluded depreciation and amortization from business unit contribution and business unit contribution margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Free cash flow and unlevered free cash flow are used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow and unlevered free cash flow should not be relied upon to the exclusion of GAAP financial measures. Free cash flow and unlevered free cash flow reflect an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

We use free cash flow and unlevered free cash flow, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a useful measure of cash flows since capital expenditures are a necessary component of ongoing operations. In limited circumstances in which proceeds from sales of fixed assets exceed capital expenditures, free cash flow would exceed cash flow from operations. However, since we do not anticipate being a net seller of fixed assets, we expect free cash flow to be less than operating cash flows.

Free cash flow and unlevered free cash flow have limitations due to the fact that they do not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments made to service our debt or capital lease obligations. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.

Adjusted EBITDA less CapEx is used in addition to and in conjunction with results presented in accordance with GAAP.  Adjusted EBITDA less CapEx should not be relied upon to the exclusion of GAAP financial measures. Adjusted EBITDA less CapEx reflects an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

We use Adjusted EBITDA less CapEx, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a useful measure of cash flows since capital expenditures are a necessary component of ongoing operations.

Adjusted EBITDA less CapEx has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Adjusted EBITDA less CapEx does not incorporate payments made to service our debt or capital lease obligations. Therefore, we believe it is important to view Adjusted EBITDA less CapEx as a complement to our entire consolidated statements of cash flows.

Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is presented as we understand certain investors use it as one measure of our historical ability to service debt. Also Adjusted EBITDA is used in our debt covenants.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF GAAP NET LOSS ATTRIBUTABLE TO INAP SHAREHOLDERS TO ADJUSTED EBITDA

A reconciliation of GAAP net loss attributable to INAP shareholders to Adjusted EBITDA (non-GAAP) for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	December 31, 2018		September 30, 2018		December 31, 2017
Reconciliation of GAAP Net Loss Attributable to INAP Shareholders to Adjusted EBITDA:	Amount	Percent	Amount	Percent	Amount	Percent

Net revenues	$78,238	100.0%	$82,972	100.0%	$70,035	100.0%

GAAP net loss attributable to INAP shareholders	$(19,411)	(24.8)%	$(15,106)	(18.2)%	$(6,934)	(9.9)%
Add:
Depreciation and amortization	23,579	30.1%	23,431	28.2%	17,397	24.8%
Interest expense	20,346	26.0%	16,898	20.4%	12,895	18.4%
Provision (benefit) for income taxes	253	0.3%	162	0.2%	(436)	(0.6)%
Other (income) expense	(263)	(0.3)%	195	0.2%	40	0.1%
(Gain) loss on disposal of property and equipment, net	(13)	(0.0)%	(66)	(0.1)%	8	0.0%
Exit activities, restructuring and impairments	2,266	2.9%	2,347	2.8%	(148)	(0.2)%
Stock-based compensation	1,104	1.4%	1,341	1.6%	979	1.4%
Non-income tax contingency	6	0.0%	36	0.0%	-	0.0%
Strategic alternatives and related costs	50	0.1%	25	0.0%	40	0.1%
Organizational realignment costs	2	0.0%	118	0.1%	346	0.5%
Acquisition costs	-	-	5	0.0%	176	0.3%
Adjusted EBITDA (non-GAAP)	$27,919	35.7%	$29,386	35.4%	$24,363	34.8%

	Year Ended
	December 31, 2018		December 31, 2017
Reconciliation of GAAP Net Loss Attributable to INAP Shareholders to Adjusted EBITDA:	Amount	Percent	Amount	Percent

Net revenues	$317,373	100.0%	$280,718	100.0%

GAAP net loss attributable to INAP shareholders	$(62,500)	(19.7)%	$(45,343)	(16.2)%
Add:
Depreciation and amortization	90,676	28.6%	74,993	26.7%
Interest expense	68,132	21.5%	50,476	18.0%
Provision for income taxes	657	0.2%	253	0.1%
Other (income) expense	(252)	(0.1)%	(682)	(0.2)%
(Gain) loss on disposal of property and equipment, net	(109)	(0.0)%	(353)	(0.1)%
Exit activities, restructuring and impairments	5,406	1.7%	6,249	2.2%
Stock-based compensation	4,678	1.5%	3,040	1.1%
Non-income tax contingency	842	0.3%	1,500	0.5%
Strategic alternatives and related costs	125	0.0%	70	0.0%
Claim settlement	-	-	713	0.3%
Organizational realignment costs	791	0.2%	957	0.3%
Acquisition costs	2,869	0.9%	373	0.1%
Adjusted EBITDA (non-GAAP)	$111,315	35.1%	$92,246	32.9%

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF FORWARD LOOKING GAAP NET LOSS ATTRIBUTABLE TO INAP SHAREHOLDERS TO ADJUSTED EBITDA

A reconciliation of forward looking GAAP net loss attributable to INAP shareholders to Adjusted EBITDA (non-GAAP) for full-year 2019 is as follows (in millions):

	2019 Guidance
	Low	High

Net revenues	$320	$330

GAAP net loss attributable to INAP shareholders	$(47)	$(37)
Add:
Depreciation and amortization	90	90
Interest expense	68	68
Exit activities, restructuring and impairments	2	2
Stock-based compensation	5	5
Non-income tax contingency and acquisition costs	2	2
Adjusted EBITDA (non-GAAP)	$120	$130

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF GAAP NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
TO ADJUSTED EBITDA LESS CAPEX

A reconciliation of GAAP Net Cash Flows Provided by Operating Activities to Adjusted EBITDA less CapEx for each of the periods indicated is as follows (in thousands):

	Three Months Ended
Reconciliation of GAAP Net Cash Flows Provided by Operating Activities to Adjusted EBITDA less CapEx:	December 31, 2018	September 30, 2018	December 31, 2017

Net Cash Flows provided by operating activites:	$5,415	$10,288	$13,808

Add :
Cash paid for interest	16,005	15,815	11,794
Cash paid for income taxes	10	64	176
Cash paid for exit activities and restructuring	2,370	1,921	1,450
Cash paid for strategic alternatives and related costs	50	25	373
Cash paid for organizational realignment costs	2	118	282
Cash paid for acquisition costs	-	5	176
Other working capital changes	4,067	1,150	(3,696)
Adjusted EBITDA (non-GAAP)	$27,919	$29,386	$24,363

Less:
Capital Expenditures (CapEx)	12,376	12,003	12,616
Adjusted EBITDA less CapEx (non-GAAP)	$15,543	$17,383	$11,747

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF GAAP NET LOSS ATTRIBUTABLE TO INAP SHAREHOLDERS TO
NORMALIZED NET LOSS TO INAP SHAREHOLDERS

Reconciliations of GAAP net loss attributable to INAP shareholders, the most directly comparable GAAP measure, to normalized net loss (non-GAAP) attributable to INAP shareholders (in thousands):

	Three Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017
GAAP net loss attributable to INAP shareholders	$(19,411)	$(15,106)	$(6,934)

Exit activities, restructuring and impairments	2,266	2,347	(148)
Stock-based compensation	1,104	1,341	979
Strategic alternatives, realignment, and related costs	50	143	386
Acquisition costs	-	5	176
Non-income tax contingency	6	36	-
Normalized net loss (non-GAAP) attributable to INAP shareholders	$(15,985)	$(11,234)	$(5,541)

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

BUSINESS UNIT CONTRIBUTION AND BUSINESS UNIT CONTRIBUTION MARGIN

Business unit contribution and business unit contribution margin, which includes direct costs of sales and service, customer support and sales and marketing for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017
Revenues:
INAP US	$61,363	$65,678	$53,226
INAP INTL	16,875	17,294	16,809
Total	78,238	82,972	70,035
Direct costs of sales and services, customer support and sales and marketing:
INAP US	33,540	35,842	30,230
INAP INTL	10,641	11,478	10,490
Total	44,181	47,320	40,720
Business Unit Contribution:
INAP US	27,823	29,836	22,996
INAP INTL	6,234	5,816	6,319
Total	$34,057	$35,652	$29,315
Business Unit Contribution Margin:
INAP US	45.3%	45.4%	43.2%
INAP INTL	36.9%	33.6%	37.6%
Total	43.5%	43.0%	41.9%

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

FREE CASH FLOW AND UNLEVERED FREE CASH FLOW

Free cash flow and unlevered free cash flow are non-GAAP measures. Free cash flow is net cash flows provided by operating activities minus capital expenditures. Unlevered free cash flow is free cash flow plus cash interest expense (in thousands):

	Three Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017
Net cash flows provided by operating activities	$5,415	$10,288	$13,808
Capital expenditures:
Maintenance capital	(1,550)	(3,597)	(4,057)
Growth capital	(10,826)	(8,406)	(8,559)
Free cash flow (non-GAAP)	(6,961)	(1,715)	1,192

Cash paid for interest	16,005	15,815	11,794
Unlevered free cash flow (non-GAAP)	$9,044	$14,100	$12,986

DATA CENTER PORTFOLIO

The following table presents an overview of the portfolio of data center properties that INAP leases as of December 31, 2018:

Market	Gross Square Feet (SF)[1]	Supporting Infrastructure[2]	Office & Other	Data Center Footprint SF3	Current Raised Floor SF 4	Occupied SF	Occupied SF %

Phoenix	214,968	87,059	61,210	66,717	44,650	30,861	69%
Atlanta	208,298	64,248	75,344	68,706	44,987	30,248	67%
Montreal	126,965	34,572	46,833	45,560	28,050	23,890	85%
New York/New Jersey[5]	114,920	16,405	28,468	70,047	47,507	25,919	55%
Dallas	112,085	23,763	21,023	67,299	30,432	17,497	57%
Los Angeles	109,181	9,623	12,366	87,192	18,020	13,318	74%
Seattle	100,497	31,326	21,552	47,619	38,619	24,591	64%
Santa Clara/San Jose	88,659	23,852	23,667	41,140	40,840	24,258	59%
Boston	45,637	18,785	5,199	21,653	21,653	11,067	51%
Houston	43,913	7,925	15,599	20,389	20,389	9,196	45%
Chicago	14,002	1,551	-	12,451	12,076	10,009	83%
Other[6]	26,163	-	981	25,165	20,755	15,968	77%
Total	1,205,288	319,109	312,242	573,938	367,978	236,822	64%

(1)	Represents total SF subject to our lease.
(2)	Represents total SF for mechanical and utility rooms.
(3)	Represents total SF that is currently leased or available for lease but excludes supporting infrastructure, office space, and common area.
(4)	Represents data center footprint SF less unbuilt SF.
(5)	Represents Bethel CT facility being pulled out of “New York/New Jersey” market and placed into “Other” market.
(6)	Represents Bethel CT, Miami, Northern Virginia, Oakland/San Francisco, London, Amsterdam, Frankfurt, Hong Kong, Singapore, Sydney, Tokyo, and Osaka.